Exhibit 99.1

First Horizon Provides Information on Impact of Hurricane Ida

Postpones IBERIABANK Systems Conversion Until First Quarter 2022

Announces $1 million in aid in addition to financial services relief for impacted communities

MEMPHIS, TN - September 1, 2021-- First Horizon Corporation (NYSE: FHN or the “Company”) today announced that in the wake of widespread devastation caused by Hurricane Ida and to prioritize the safety and welfare of its associates, clients and communities, it will postpone the IBERIABANK operating system conversion and rebranding until first quarter of 2022. Additionally, the Company now expects pre-tax merger integration costs of approximately $520 to $530 million, an increase of $20 to $30 million, and that it will achieve its targeted $200 million of pre-tax annualized merger cost saves by the fourth quarter of 2022.

“Our thoughts and prayers are with those impacted by Hurricane Ida,” said President and Chief Executive Officer Bryan Jordan. “Recovery efforts are in full force as we provide critical aid to our associates and special assistance to our clients. We are also pleased to announce an additional $1 million pledge to assist with disaster recovery efforts for communities crippled by the storm.”

“Given the significant loss of basic necessities such as power, water and sewer and the recovery challenges that our associates and clients are facing in communities across the path of the storm, we believe it’s prudent to pause our near-term integration activities to focus on addressing our impacted communities’ most critical needs. Ultimately our goal is to reduce risk, ensure a successful integration and limit any additional complications that could impact our clients’ personal and business recovery efforts. We look forward to completing the final stages of our integration with IBERIABANK in early 2022 and operating our entire franchise under the First Horizon name,” said Jordan.

Due to the significant experience of the business resilience and risk management teams in preparing for and responding to hurricane-related events, clients have experienced no disruption to banking services outside of banking center closures. While assessment of damages to clients, associates and communities is ongoing, First Horizon currently estimates the following impacts:

Clients

An estimated 8,350 clients with approximately $3.0 billion, or 5% of loans outstanding are in areas impacted by the hurricane.

Client assistance includes:

•	Waived foreign ATM fees and surcharge credits.
•	Free replacement checks.
•	A variety of loan options to assist with recovery.
•	Fee reversals and other special considerations.

Associates

•	100% of our nearly 600 associates in the impacted areas have been accounted for, and we are working to provide housing assistance to associates as appropriate.
•	We are providing associates with food, water, ice and fuel where needed.
•	Financial assistance is available through our Associate Assistance Fund, a First Horizon fund through which the Company matches associate contributions.

Facilities

The company operates 27 banking centers and seven offices in the affected markets – New Orleans, Baton Rouge and Houma, Louisiana. Assessments to date include:

•	No catastrophic damage to physical locations.
•	Limited water intrusion.
•	Many facilities are currently without power due to community-wide utility issues.
•	Operational centers have no major damage and mortgage offices are fully functional.
•	Nine banking centers are fully functional including:
◦	4 of 19 banking centers in New Orleans operating with generator power.
◦	4 of 6 locations in Baton Rouge.
◦	1 of 2 in Houma.
•	Expect to recover four additional banking centers over the next few days.

FHN management will host a live conference call and webcast this afternoon with details as follows:

Time:	5:00 pm (ET)/4:00 pm (CT)
Webcast/Presentation:	A live webcast will be available at http://ir.fhnc.com/Event.
Dial-in:	Individuals may call in to the conference call by dialing 1-888-317-6003 (if calling from the U.S.) or 1-412-317-6061 (if calling from outside the U.S) and entering access code 4302239.
A replay of the call will be available until September 15th by calling 1-877-344-7529 (U.S. callers) or 1-412-317-0088 (international callers); the access code is 10159983. A replay of the webcast will also be available at http://ir.fhnc.com/Event and will be archived on the site for one year.

About First Horizon

First Horizon Corp. (NYSE: FHN), with $87.9 billion in assets as of June 30, 2021, is a leading regional financial services company, dedicated to strengthening the lives of our associates, clients, shareholders, and communities. Headquartered in Memphis, TN, the banking subsidiary First Horizon Bank operates in 12 states across the southern U.S. The Company and its subsidiaries offer commercial, private banking, consumer, small business, wealth and trust management, retail brokerage, capital markets, fixed income, mortgage, and title insurance services. First Horizon has been recognized as one of the nation's best employers by Fortune and Forbes magazines and a Top 10 Most Reputable U.S. Bank. More information is available at www.FirstHorizon.com.

Forward-Looking Statements

This communication contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act

of 1933, as amended (the "Securities Act"), and Section 21 E of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") with respect to FHN's beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results or other developments. The words "believe," "expect," "anticipate," "intend," "estimate," "should," "is likely," "will," "going forward" and other expressions that indicate future events and trends identify forward-looking statements.

Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic and competitive uncertainties and contingencies, many of which are beyond the control of FHN, and many of which, with respect to future business decisions and actions, are subject to change and which could cause actual results to differ materially from those contemplated or implied by forward-looking statements or historical performance. Examples of uncertainties and contingencies include factors previously disclosed in FHN's respective reports filed with the U.S. Securities and Exchange Commission (the "SEC"), as well as the following factors, among others: the possibility that the anticipated benefits of FHN’s 2020 merger with IBERIABANK Corporation (the “2020 merger”) will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in any or all of FHN’s market areas; the possibility that the 2020 merger may be more expensive to integrate than anticipated, including as a result of unexpected factors or events; diversion of management's attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships resulting from the 2020 merger; FHN’s success in executing its business plans and strategies following the 2020 merger, and managing the risks involved in the foregoing; the potential impacts on FHN’s businesses of the coronavirus COVID-19 pandemic, including negative impacts from quarantines, market declines, and volatility, and changes in client behavior related to COVID-19; the known and potential impacts on FHN’s businesses, integration plans related to the 2020 merger, clients, and communities associated with Hurricane Ida and future violent weather events; and other factors that may affect future results of FHN.

FHN cautions that the foregoing list of important factors that may affect future results is not exhaustive. Additional factors that could cause results to differ materially from those contemplated by forward-looking statements can be found in FHN's annual report on Form 10-K for the year ended December 31, 2020, and its quarterly reports on Form 10-Q for the periods ended March 31, 2021 and June 30, 2021, all filed with the SEC and available on the SEC’s website, http://www.sec.gov, and also available in the "Investor Relations" section of FHN's website, http://www.FirstHorizon.com, under the heading "SEC Filings," and in other documents FHN files with the SEC.

FHN-G
CONTACT:	Investor Relations, Ellen Taylor, (901) 523-4450
Media Relations, Beth Ardoin, (337) 278-6868